                                                                     Exhibit 2.1

                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT (the "AGREEMENT") is made as of July 31, 2013 by and among Guar Global Ltd., a Nevada  corporation  ("PUBCO") on the one hand, and Pure Guar India Private Limited,  a company  organized under the laws of the
Republic  of India (the  "COMPANY")  and Mr.  Amit Seth,  a  shareholder  of the
Company (the "SELLING SHAREHOLDER"), on the other hand.

                                   BACKGROUND

     A. The  respective  Boards  of  Directors  of Pubco  and the  Company  have determined  that an  acquisition  by Pubco of Nine Thousand Nine Hundred  Ninety
Nine (9,999) shares of the Company's  outstanding shares (the "SHARES") from the
Selling  Shareholder  (the  "PURCHASE"),  upon  the  terms  and  subject  to the conditions set forth in this Agreement,  would be fair and in the best interests of their respective shareholders,  and such Boards of Directors,  along with the shareholders of the Company, have approved such Purchase,  pursuant to which the
Shares will be sold to Pubco in exchange for $1,692.43 (the "CONSIDERATION").

     B. Pubco, the Company,  and the Selling  Shareholder desire to make certain representations,  warranties,  covenants and  agreements in connection  with the
Purchase and also to prescribe various conditions to the Purchase.

     NOW,  THEREFORE,  in  consideration  of  the  representations,  warranties, covenants  and  agreements  contained in this  Agreement,  the parties  agree as follows:

                                    ARTICLE I
                                SALE AND PURCHASE

     1.01 STOCK PURCHASE. Upon the terms and subject to the conditions set forth in this Agreement,  and in accordance with the Nevada Revised Statutes  ("NEVADA
STATUTES"),  at the Closing (as  hereinafter  defined) the parties  shall do the following:

     a. The Selling  Shareholder  will sell,  convey,  assign,  and transfer the
Shares to Pubco by delivering to Pubco a stock certificate issued in the name of
Pubco evidencing the Shares (the "SHARE CERTIFICATE"). The Shares transferred to
Pubco at the Closing shall constitute Ninety Nine and 99/100 percent (99.99%) of the issued and outstanding equity interests of the Company.

     b. As consideration for the acquisition of the Shares,  Pubco shall deliver to the Selling Shareholder the Consideration.

     1.02 CLOSING.  Unless this  Agreement  shall have been  terminated  and the transactions  herein  contemplated shall have been abandoned pursuant to Article
VI and  subject to the  satisfaction  or waiver of the  conditions  set forth in
Article V, the closing of the Exchange (the  "CLOSING") will take place at 10:00
a.m.  U.S.  Pacific  Standard  Time on the  business  day  within  four  days of satisfaction of the conditions set forth in Article V (or as soon as practicable thereafter  following  satisfaction  or  waiver of the  conditions  set forth in
Article V) (the "CLOSING DATE"), at the offices of Greenberg Traurig,  LLP, 1201
K Street, Suite 1100, Sacramento, California, unless another date, time or place is agreed to in writing by the parties hereto.
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                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     2.01  REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY  AND  THE  SELLING
SHAREHOLDER.  Except as set forth in the  disclosure  schedule  delivered by the
Company  to Pubco at the  time of  execution  of this  Agreement  (the  "COMPANY
DISCLOSURE  SCHEDULE"),  the Company and the Selling  Shareholder  represent and warrant to Pubco, on a joint and several basis, as follows:

     a. Organization, Standing and Power. The Company is duly organized, validly existing and in good standing  under the laws of the Republic of India,  and has the requisite power and authority and all government  licenses,  authorizations, permits,  consents  and  approvals  required  to  own,  lease  and  operate  its properties and carry on its business as now being conducted. The Company is duly qualified  or  licensed  to  do  business  and  is  in  good  standing  in  each jurisdiction  in which the nature of its business or the ownership or leasing of its properties makes such  qualification or licensing  necessary,  other than in
such   jurisdictions   where  the  failure  to  be  so   qualified  or  licensed
(individually  or in the aggregate) would not have a material adverse effect (as defined in Section 8.02).

     b.  Subsidiaries.  The Company  does not own  directly or  indirectly,  any equity or other  ownership  interest in any company,  corporation,  partnership, joint venture or otherwise.

     c.  Capital  Structure.  The number of shares  and type of all  authorized, issued and outstanding  capital stock of the Company,  and all shares of capital stock  reserved for issuance  under the Company's  various  option and incentive plans are as set forth on Schedule  2.01(c).  Except as previously  disclosed in writing to Pubco,  no shares of capital stock or other equity  securities of the
Company are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are duly authorized,  validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds,  debentures,  notes or other  indebtedness  or  other  securities  of the
Company  having the right to vote (or  convertible  into, or  exchangeable  for, securities  having  the  right to vote) on any  matters.  Except  as  previously disclosed in writing to Pubco,  there are no  outstanding  securities,  options, warrants, calls, rights, commitments,  agreements,  arrangements or undertakings of any kind to which the  Company is a party or by which it is bound  obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional  shares of capital stock or other equity or voting  securities of the
Company or obligating the Company to issue, grant, extend or enter into any such security,  option, warrant, call, right, commitment,  agreement,  arrangement or undertaking.  There are no  outstanding  contractual  obligations,  commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire or make any  payment  in  respect of any shares of capital  stock of the
Company.  There are no agreements or arrangements  pursuant to which the Company is or could be  required  to register  shares of Company  common  stock or other securities  under  the  Securities  Act of 1933,  as  amended  and the rules and regulations promulgated thereunder (the "SECURITIES ACT") or other agreements or arrangements  with or among any security  holders of the Company with respect to securities of the Company.

     d.  Corporate  Authority;  Noncontravention.  The  Company  and the Selling
Shareholder  have all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this  Agreement by the Company and the Selling  Shareholder  and
the consummation by the Company and the Selling  Shareholder of the transactions contemplated  hereby have been (or at Closing will have been) duly authorized by all  necessary  action on the part of the Company  and the Selling  Shareholder.
This  Agreement has been duly executed and when delivered by the Company and the
Selling  Shareholder  shall  constitute  a valid and binding  obligation  of the
Company  and the  Selling  Shareholder,  enforceable  against  the  Company,  in accordance  with  its  terms,  except  as such  enforcement  may be  limited  by

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bankruptcy,  insolvency  or other  similar laws  affecting  the  enforcement  of creditors'  rights generally or by general  principles of equity.  The execution
and  delivery  of  this  Agreement  does  not,  and  the   consummation  of  the
transactions  contemplated  by this Agreement and compliance with the provisions hereof will not,  conflict  with,  or result in any breach or  violation  of, or default (with or without  notice or lapse of time, or both) under,  or give rise to a right of  termination,  cancellation or acceleration of or "put" right with respect to any obligation or to a loss of a material benefit under, or result in the creation of any lien upon any of the  properties or assets of the Company or
the  Selling   Shareholder   under,   (i)  the   certificates   or  articles  of
incorporation,  bylaws  or other  organizational  or  charter  documents  of the
Company,  (ii) any loan or credit agreement,  note, bond,  mortgage,  indenture, lease or other agreement,  instrument, permit, concession,  franchise or license applicable  to the  Company or the  Selling  Shareholder,  their  properties  or assets, or (iii) subject to the governmental  filings and other matters referred to in the  following  sentence,  any  judgment,  order,  decree,  statute,  law, ordinance,  rule,  regulation or arbitration  award applicable to the Company or the Selling Shareholder,  their properties or assets, other than, in the case of clauses (ii) and (iii),  any such  conflicts,  breaches,  violations,  defaults, rights,  losses or liens that  individually or in the aggregate could not have a material  adverse effect with respect to the Company or the Selling  Shareholder or could not prevent,  hinder or materially  delay the ability of the Company or the Selling  Shareholder to consummate  the  transactions  contemplated  by this
Agreement.

     e. Governmental Authorization. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any United States or India court,  administrative agency or commission, or other federal, state or local government or other governmental authority, agency, domestic or foreign (a
"GOVERNMENTAL  ENTITY"),  is required  by or with  respect to the Company or the
Selling  Shareholder  in  connection  with the  execution  and  delivery of this
Agreement by the Company and the Selling  Shareholder or the consummation by the
Company and the Selling  Shareholder of the  transactions  contemplated  hereby, except, with respect to this Agreement,  any filings under the Securities Act or
Securities  Exchange  Act of 1934,  as  amended,  and the rules and  regulations promulgated thereunder (the "EXCHANGE ACT").

     f. Financial Statements. Pubco has received a copy of the audited financial statements  of the  Company  for the period  ending May 31,  2013 (the  "COMPANY
FINANCIAL  STATEMENTS").  The Company  Financial  Statements  fairly present the financial  condition  of the Company at the dates  indicated  and its results of operations  and cash flows for the periods  then ended and,  except as indicated
therein, reflect all claims against, debts and liabilities of the Company, fixed or contingent, and of whatever nature

     (1) Since May 31, 2013 (the "COMPANY  BALANCE SHEET DATE"),  there has been no material  adverse change in the assets or liabilities,  or in the business or condition, financial or otherwise, or in the results of operations or prospects, of the Company,  whether as a result of any  legislative  or regulatory  change, revocation of any license or rights to do business,  fire, explosion,  accident, casualty, labor trouble, flood, drought, riot, storm, condemnation,  act of God, public  force or  otherwise  and no  material  adverse  change in the  assets or liabilities, or in the business or condition,  financial or otherwise, or in the results of operation or prospects,  of the Company except in the ordinary course of business.

     (2) Since the Company  Balance Sheet Date, the Company has not suffered any damage,  destruction  or loss of  physical  property  (whether or not covered by insurance)  affecting  its  condition  (financial  or  otherwise)  or operations
(present or prospective), nor has the Company, except as disclosed in writing to
Pubco,  issued,  sold or  otherwise  disposed  of, or  agreed to issue,  sell or otherwise dispose of, any capital stock or any other security of the Company and has not  granted  or agreed  to grant  any  option,  warrant  or other  right to subscribe  for or to  purchase  any capital  stock of any other  security of the
Company or has incurred or agreed to incur any indebtedness for borrowed money.

     g.  Absence of Certain  Changes or Events.  Except as set forth on Schedule
2.01(g),  since the Company  Balance  Sheet Date,  the Company has conducted its business only in the ordinary course consistent with past practice, and there is not and has not been any:

     (1) material adverse change with respect to the Company;

     (2) event  which,  if it had taken place  following  the  execution of this
Agreement,  would not have been  permitted by Section 3.01 without prior consent of Pubco;

     (3) condition,  event or occurrence  which could  reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement;

     (4) incurrence,  assumption or guarantee by the Company of any indebtedness for borrowed money other than in the ordinary course and in amounts and on terms consistent with past practices or as disclosed to Pubco in writing;

     (5)  creation or other  incurrence  by the Company of any lien on any asset other than in the ordinary course consistent with past practices;

     (6)  transaction or commitment  made, or any contract or agreement  entered into,  by the  Company  relating  to  its  assets  or  business  (including  the acquisition or disposition of any assets) or any  relinquishment  by the Company of any contract or other right, in either case,  material to the Company,  other than  transactions  and commitments in the ordinary course  consistent with past practices and those contemplated by this Agreement;

     (7) labor dispute, other than routine,  individual  grievances,  or, to the knowledge  of the  Company,  any  activity  or  proceeding  by a labor  union or representative thereof to organize any employees of the Company or any lockouts, strikes,  slowdowns,  work  stoppages  or  threats  by or with  respect  to such employees;

     (8)  payment,  prepayment  or  discharge  of  liability  other  than in the ordinary course of business or any failure to pay any liability when due;

     (9) write-offs or write-downs of any assets of the Company;

     (10)  creation,  termination or amendment of, or waiver of any right under, any material contract of the Company;

     (11) damage,  destruction or loss having, or reasonably expected to have, a material adverse effect on the Company;

     (12) other  condition,  event or occurrence  which  individually  or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to the Company; or

     (13) agreement or commitment to do any of the foregoing.

     h. Certain Fees. No brokerage or finder's fees or  commissions  are or will be  payable by the  Company  to any  broker,  financial  advisor or  consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

     i. Litigation; Labor Matters; Compliance with Laws.

     (1) There is no suit, action or proceeding or investigation  pending or, to the knowledge of the Company, threatened against or affecting the Company or any basis for any such suit, action,  proceeding or investigation that, individually or in the  aggregate,  could  reasonably be expected to have a material  adverse effect with respect to the Company or prevent,  hinder or  materially  delay the ability of the  Company to  consummate  the  transactions  contemplated  by this
Agreement, nor is there any judgment, decree,  injunction,  rule or order of any
Governmental  Entity or arbitrator  outstanding  against the Company having,  or which,  insofar as  reasonably  could be foreseen by the Company,  in the future could have, any such effect.

     (2) The Company is not a party to, or bound by, any  collective  bargaining agreement,  contract or other agreement or  understanding  with a labor union or labor  organization,  nor is it the subject of any proceeding  asserting that it has  committed an unfair labor  practice or seeking to compel it to bargain with any labor  organization as to wages or conditions of employment nor is there any strike,  work  stoppage or other labor  dispute  involving it pending or, to its knowledge,  threatened,  any of which could have a material  adverse effect with respect to the Company.

     (3) The conduct of the business of the Company  complies with all statutes, laws, regulations,  ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

     j.  Benefit  Plans.  The Company is not a party to any  Benefit  Plan under which the Company currently has an obligation to provide benefits to any current or former employee, officer or director of the Company. As used herein, "BENEFIT
PLAN" shall mean any employee benefit plan, program, or arrangement of any kind, including any defined  benefit or defined  contribution  plan,  stock  ownership plan,  executive  compensation  program or  arrangement,  bonus plan,  incentive compensation plan or arrangement,  profit sharing plan or arrangement,  deferred compensation  plan,  agreement or arrangement,  supplemental  retirement plan or arrangement,  vacation pay, sickness, disability, or death benefit plan (whether provided  through  insurance,  on a funded or  unfunded  basis,  or  otherwise), medical or life  insurance plan providing  benefits to employees,  retirees,  or former  employees  or any of  their  dependents,  survivors,  or  beneficiaries, severance pay, termination, salary continuation, or employee assistance plan.

     k. Certain Employee Payments.  The Company is not a party to any employment agreement  which could  result in the payment to any  current,  former or future director or employee of the Company of any money or other  property or rights or accelerate  or provide  any other  rights or  benefits  to any such  employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a "parachute payment"  (within the meaning of Section  280G of the Code),  or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

     l. Properties & Tangible Assets.

     (1) The  Company  has valid land use rights for all real  property  that is material  to its  business  and  good,  clear  and  marketable  title to all the tangible properties and tangible assets reflected in the latest balance sheet as being  owned by the  Company  or  acquired  after the date  thereof  which  are, individually  or in the aggregate,  material to the Company's  business  (except properties sold or otherwise  disposed of since the date thereof in the ordinary course of business), free and clear of all material liens, encumbrances, claims, security interest,  options and restrictions of any nature whatsoever.  Any real property  and  facilities  held under  lease by the  Company is held by it under

valid,  subsisting and enforceable leases of which the Company is in compliance, except as could not,  individually  or in the  aggregate,  have or reasonably be expected to result in a material adverse effect.

     (2) The Company has good and marketable  title to, or in the case of leased property, a valid leasehold interest in, the office space, computers,  equipment and other material tangible assets which are material to its business. Each such tangible  asset is in all  material  respects in good  operating  condition  and repair (subject to normal wear and tear), is suitable for the purposes for which it presently is used, and, except as to leased assets, free and clear of any and all security  interests.  The Company does not have any knowledge of any dispute or claim made by any other person  concerning such right,  title and interest in such tangible assets.

     m. Intellectual Property.

     (1) As used in this  Agreement,  the term  "TRADEMARKS"  means  trademarks, service marks, trade names, internet domain names, designs, slogans, and general intangibles of like nature;  the term "TRADE  SECRETS" means  technology;  trade secrets and other confidential  information,  know-how,  proprietary  processes,
formulae,  algorithms,   models,  and  methodologies;   the  term  "INTELLECTUAL
PROPERTY" means patents,  copyrights,  Trademarks,  applications  for any of the foregoing,  and Trade Secrets;  and the term "COMPANY LICENSE  AGREEMENTS" means any license  agreements  granting  any right to use or practice any rights under any Intellectual Property (except for such agreements for off-the-shelf products that are generally available for less than $25,000), and any written settlements relating  to any  Intellectual  Property,  to which  the  Company  is a party or otherwise bound.

     (2) The Company owns or has valid rights to use the Trademarks, copyrights, patents,  logos,  licenses and computer  software programs  (including,  without limitation,  the source codes thereto) that are necessary for the conduct of its respective businesses as now being conducted. None of the Company's Intellectual
Property or Company  License  Agreements  infringe  upon the rights of any third party that may give rise to a cause of action or claim  against  the  Company or its successors.

     n. Undisclosed  Liabilities.  The Company has no liabilities or obligations of any nature (whether fixed or unfixed, secured or unsecured,  known or unknown and whether absolute, accrued,  contingent, or otherwise) except for liabilities or  obligations  disclosed  in writing to the Company  incurred in the  ordinary course of business or such  liabilities  or  obligations  disclosed  in Schedule
2.01(g).

     o.  Board  Recommendation.  The  Board  of  Directors  of the  Company  has
unanimously  determined  that the terms of the  Purchase  are fair to and in the best  interests  of the  shareholders  of the Company and  recommended  that the shareholders of the Company approve the Purchase.

     p. Intentionally Omitted.

     q. Material Agreements.

     (1) Schedule  2.01(q)  lists the following  contracts and other  agreements
("MATERIAL  AGREEMENTS") to which the Company is a party:  (a) any agreement (or group  of  related  agreements)  for the  lease  of real or  personal  property, including  capital  leases,  to or from any person  providing  for annual  lease payments in excess of $25,000;  (b) any  licensing  agreement,  or any agreement forming a partnership, strategic alliances, profit sharing or joint venture; (c)
any  agreement  (or group of related  agreements)  under  which it has  created, incurred,  assumed,  or guaranteed any indebtedness for borrowed money in excess of $25,000,  or under which a security  interest  has been imposed on any of its

assets,  tangible or intangible;  (d) any profit  sharing,  stock option,  stock
purchase,  stock  appreciation,  deferred  compensation,   severance,  or  other
material plan or arrangement  for the benefit of its current or former  officers and  managers  or  any  of  the  Company's  employees;  (e)  any  employment  or independent  contractor  agreement  providing  annual  compensation in excess of
$50,000 or providing  post-termination or severance payments or benefits or that cannot be cancelled  without more than 30 days' notice;  (f) any agreement  with any  current  or former  officer,  director,  shareholder  or  affiliate  of the
Company; (g) any agreements relating to the acquisition (by merger,  purchase of stock or assets or  otherwise)  by the  Company  of any  operating  business  or material assets or the capital stock of any other person; (h) any agreements for the sale of any of the assets of the Company,  other than in the ordinary course
of  business;   (i)  any   outstanding   agreements   of  guaranty,   surety  or
indemnification, direct or indirect, by the Company; (j) any royalty agreements, licenses  or other  agreements  relating  to  Intellectual  Property  (excluding licenses  pertaining to  "off-the-shelf"  commercially  available  software used pursuant to shrink-wrap or click-through  license agreements on reasonable terms for a license fee of no more than $10,000);  and (k) any other  agreement  under which the consequences of a default or termination  could reasonably be expected to have a material adverse effect on the Company.

     (2) The Company has made available to Pubco either an original or a correct and complete  copy of each written  Material  Agreement.  Except as set forth on
Schedule 2.01(q),  with respect to each Material  Agreement to which the Company is a party thereto: (a) the agreement is the legal, valid, binding,  enforceable obligation  of the  Company  and is in full  force and  effect  in all  material respects,  subject to bankruptcy and equitable remedies  exceptions;  (b)(X) the
Company  is not in  material  breach or  default  thereof,  and (Y) no event has occurred which, with notice or lapse of time, would constitute a material breach or default of, or permit termination,  modification,  or acceleration under, the
Material  Agreement;  and  (c)  the  Company  has not  repudiated  any  material provision of the agreement.

     r. Tax  Returns  and  Payments.  The  Company  has  filed  all tax  returns
(federal,  state and local) required to be filed by it. The Company has not been advised (a) that any of its returns,  federal,  state or other, have been or are being audited as of the date hereof,  or (b) of any  deficiency in assessment or proposed  judgment  to its  federal,  state or other  taxes.  The Company has no knowledge  of any  liability  of any tax to be imposed  upon its  properties  or assets as of the date of this Agreement that is not adequately provided for.

     s. Full Disclosure.  All of the  representations and warranties made by the
Company and the Selling  Shareholder in this  Agreement,  and all statements set forth in the  certificates  delivered by the Company at the Closing  pursuant to this Agreement,  are true,  correct and complete in all material respects and do not  contain  any  untrue  statement  of a  material  fact or omit to state  any material  fact  necessary in order to make such  representations,  warranties or
statements,   in  light  of  the  circumstances  under  which  they  were  made, misleading. The copies of all documents furnished by the Company pursuant to the terms of this  Agreement  are  complete  and  accurate  copies  of the  original documents.  The schedules,  certificates,  and any and all other  statements and information,  whether  furnished in written or electronic  form, to Pubco or its representatives  by or on behalf of the Company or its  affiliates in connection with the negotiation of this Agreement and the transactions  contemplated hereby do not contain  any  material  misstatement  of fact or omit to state a material fact or any  fact  necessary  to  make  the  statements  contained  therein  not misleading.

     2.02  REPRESENTATIONS  AND WARRANTIES OF PUBCO.  Except as set forth in the disclosure  schedule  delivered by Pubco to the Company at the time of execution of this  Agreement  (the "PUBCO  DISCLOSURE  SCHEDULE"),  Pubco  represents  and warrants to the Company and the Selling Shareholder as follows:

     a.  Organization,  Standing and Corporate  Power.  Pubco is duly organized, validly  existing and in good standing under the laws of the State of Nevada and has the requisite  corporate  power and authority and all  government  licenses, authorizations,  permits,  consents  and  approvals  required to own,  lease and operate its properties and carry on its business as now being  conducted.  Pubco is duly  qualified  or licensed to do business  and is in good  standing in each jurisdiction  in which the nature of its business or the ownership or leasing of its properties makes such  qualification or licensing  necessary,  other than in
such   jurisdictions   where  the  failure  to  be  so   qualified  or  licensed
(individually or in the aggregate) would not have a material adverse effect with respect to Pubco.  Shares of common stock of Pubco,  par value  $0.0001  ("PUBCO
COMMON STOCK"), are listed on the OTCQB under the symbol "GGBL."

     b.  Subsidiaries.  Pubco has a 100% ownership  interest in Guar Innovations
Ltd., a Washington corporation, its sole subsidiary. Other than Guar Innovations
Ltd.,  Pubco does not own directly or indirectly,  any equity or other ownership interest in any company, corporation, partnership, joint venture or otherwise.

     c.  Capital  Structure  of  Pubco.  As of the date of this  Agreement,  the authorized capital stock of Pubco consists of 300,000,000 shares of Pubco Common
Stock,  $0.0001 par value, of which 59,000,000  shares of Pubco Common Stock are issued and  outstanding,  and 25,000,000  shares of preferred  stock,  par value
$0.0001  ("PUBCO  PREFERRED  STOCK"),  of which no shares are  outstanding,  and except  as stated in Pubco SEC  Documents,  no shares of Pubco  Common  Stock or
Pubco  Preferred  Stock are issuable upon the exercise of warrants,  convertible notes,  options or  otherwise.  Except as set forth above,  no shares of capital stock or other equity  securities of Pubco are issued,  reserved for issuance or outstanding.  All shares which may be issued pursuant to this Agreement will be, when issued, duly authorized, validly issued, fully paid and nonassessable,  not subject to preemptive rights, and issued in compliance with all applicable state and federal laws concerning the issuance of securities.

     d. Corporate Authority; Noncontravention. Pubco has all requisite corporate and other power and authority to enter into this Agreement and to consummate the transactions  contemplated by this Agreement. The execution and delivery of this
Agreement  by  Pubco  and  the   consummation  by  Pubco  of  the   transactions
contemplated  hereby have been (or at Closing will have been) duly authorized by all necessary  corporate  action on the part of Pubco.  This  Agreement has been duly executed and when  delivered by Pubco shall  constitute a valid and binding obligation of Pubco,  enforceable  against  Pubco in accordance  with its terms, except as such  enforcement  may be limited by  bankruptcy,  insolvency or other similar laws  affecting the  enforcement  of creditors'  rights  generally or by general  principles of equity.  The execution and delivery of this  Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions  hereof will not, conflict with, or result in any breach or violation of, or default (with or without  notice or lapse of time, or
both)  under,  or  give  rise  to  a  right  of  termination,   cancellation  or
acceleration  of or "put" right with respect to any  obligation  or to loss of a material  benefit  under,  or result in the creation of any lien upon any of the properties or assets of Pubco under, (i) its articles of incorporation,  bylaws, or other  charter  documents of Pubco (ii) any loan or credit  agreement,  note, bond,  mortgage,  indenture,  lease  or  other  agreement,  instrument,  permit, concession,  franchise or license applicable to Pubco, its properties or assets, or (iii) subject to the  governmental  filings and other matters  referred to in the following sentence,  any judgment,  order, decree,  statute, law, ordinance, rule,  regulation or arbitration  award  applicable to Pubco,  its properties or assets,  other than, in the case of clauses (ii) and (iii),  any such conflicts, breaches, violations,  defaults, rights, losses or liens that individually or in the aggregate could not have a material  adverse effect with respect to Pubco or could not prevent, hinder or materially delay the ability of Pubco to consummate the transactions contemplated by this Agreement.

     e. Government Authorization.  No consent,  approval, order or authorization of, or registration,  declaration or filing with, or notice to, any Governmental
Entity, is required by or with respect to Pubco in connection with the execution and delivery of this  Agreement by Pubco,  or the  consummation  by Pubco of the transactions  contemplated hereby,  except, with respect to this Agreement,  any filings under the Nevada Statutes, the Securities Act or the Exchange Act.

     f. Financial  Statements.  The consolidated  financial  statements of Pubco included in the reports,  schedules, forms, statements and other documents filed by Pubco with the Securities and Exchange Commission ("SEC") (collectively,  and in each  case  including  all  exhibits  and  schedules  thereto  and  documents incorporated by reference therein, the "PUBCO SEC DOCUMENTS"), comply as to form in all  material  respects  with  applicable  accounting  requirements  and  the published  rules and  regulations  of the SEC with  respect  thereto,  have been prepared  in  accordance  with U.S.  generally  accepted  accounting  principles
(except,  in  the  case  of  unaudited  consolidated  quarterly  statements,  as permitted  by Form 10-Q of the SEC)  applied on a  consistent  basis  during the periods  involved  (except as may be indicated in the notes  thereto) and fairly present  the  consolidated  financial  position  of Pubco  and its  consolidated subsidiaries as of the dates thereof and the consolidated  results of operations and changes in cash flows for the periods  then ended  (subject,  in the case of
unaudited  quarterly  statements,   to  normal  year-end  audit  adjustments  as
determined by Pubco's independent accountants). Except as set forth in the Pubco
SEC Documents,  at the date of the most recent audited  financial  statements of
Pubco  included  in  the  Pubco  SEC  Documents,  Pubco  has  not  incurred  any liabilities or obligations of any nature (whether accrued, absolute,  contingent or otherwise)  which,  individually  or in the  aggregate,  could  reasonably be expected to have a material adverse effect with respect to Pubco.

     g. Absence of Certain  Changes or Events.  Except as disclosed in the Pubco
SEC  Documents or as set forth on Schedule  2.02(g),  since the date of the most recent  financial  statements  included  in the Pubco SEC  Documents,  Pubco has conducted its business only in the ordinary course consistent with past practice in light of its  current  business  circumstances,  and there is not and has not been any:

     (1) material adverse change with respect to Pubco;

     (2) event  which,  if it had taken place  following  the  execution of this
Agreement,  would not have been  permitted by Section 3.01 without prior consent of the Company;

     (3) condition,  event or occurrence  which could  reasonably be expected to prevent,  hinder or  materially  delay the  ability of Pubco to  consummate  the transactions contemplated by this Agreement;

     (4) incurrence,  assumption or guarantee by Pubco of any  indebtedness  for borrowed  money  other than in the  ordinary  course and in amounts and on terms consistent with past practices or as disclosed to the Company in writing;

     (5)  creation or other  incurrence  by Pubco of any lien on any asset other than in the ordinary course consistent with past practices;

     (6)  transaction or commitment  made, or any contract or agreement  entered into, by Pubco relating to its assets or business  (including the acquisition or disposition  of any assets) or any  relinquishment  by Pubco of any  contract or other right,  in either case,  material to Pubco,  other than  transactions  and commitments  in the ordinary  course  consistent  with past  practices and those contemplated by this Agreement;

     (7) labor dispute, other than routine,  individual  grievances,  or, to the
knowledge  of  Pubco,   any  activity  or   proceeding   by  a  labor  union  or
representative  thereof to  organize  any  employees  of Pubco or any  lockouts, strikes,  slowdowns,  work  stoppages  or  threats  by or with  respect  to such employees;

     (8)  payment,  prepayment  or  discharge  of  liability  other  than in the ordinary course of business or any failure to pay any liability when due;

     (9) write-offs or write-downs of any assets of Pubco;

     (10)  creation,  termination or amendment of, or waiver of any right under, any material contract of Pubco;

     (11) damage,  destruction or loss having, or reasonably expected to have, a material adverse effect on Pubco;

     (12) other  condition,  event or occurrence  which  individually  or in the aggregate could reasonably be expected to have a material adverse effect or give rise to a material adverse change with respect to Pubco; or

     (13) agreement or commitment to do any of the foregoing.

     h. Certain Fees. No brokerage or finder's fees or  commissions  are or will be payable by Pubco to any  broker,  financial  advisor or  consultant,  finder, placement  agent,  investment  banker,  bank or other person with respect to the transactions contemplated by this Agreement.

     i. Litigation; Labor Matters; Compliance with Laws.

     (1) There is no suit, action or proceeding or investigation  pending or, to the knowledge of Pubco,  threatened  against or affecting Pubco or any basis for any such suit, action,  proceeding or investigation that, individually or in the aggregate,  could  reasonably be expected to have a material adverse effect with respect to Pubco or prevent,  hinder or materially delay the ability of Pubco to consummate the  transactions  contemplated by this  Agreement,  nor is there any judgment,  decree,  injunction,  rule or order  of any  Governmental  Entity  or arbitrator  outstanding  against Pubco having,  or which,  insofar as reasonably could be foreseen by Pubco, in the future could have, any such effect.

     (2)  Pubco  is not a party  to,  or bound  by,  any  collective  bargaining agreement,  contract or other agreement or  understanding  with a labor union or labor  organization,  nor is it the subject of any proceeding  asserting that it has  committed an unfair labor  practice or seeking to compel it to bargain with any labor  organization as to wages or conditions of employment nor is there any strike,  work  stoppage or other labor  dispute  involving it pending or, to its knowledge,  threatened,  any of which could have a material  adverse effect with respect to Pubco.

     (3) The conduct of the business of Pubco complies with all statutes,  laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

     j.  Benefit  Plans.  Pubco is not a party to any  Benefit  Plan under which
Pubco  currently has an obligation to provide  benefits to any current or former employee, officer or director of Pubco.

                                       10
     k.  Certain  Employee  Payments.  Pubco  is not a party  to any  employment agreement  which could  result in the payment to any  current,  former or future director  or  employee  of Pubco of any  money or other  property  or  rights or accelerate  or provide  any other  rights or  benefits  to any such  employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a "parachute payment"  (within the meaning of Section  280G of the Code),  or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

     l.  Material  Agreement  Defaults.  Pubco is not, or has not,  received any notice or has any  knowledge  that any other party is, in default in any respect under any Pubco  Material  Agreement;  and there has not occurred any event that with the lapse of time or the giving of notice or both would  constitute  such a material default.  For purposes of this Agreement,  a "PUBCO MATERIAL AGREEMENT"
means any contract,  agreement or commitment that is effective as of the Closing
Date to which Pubco is a party (i) with  expected  receipts or  expenditures  in excess of $50,000,  (ii) requiring Pubco to indemnify any person, (iii) granting exclusive  rights to any party,  (iv)  evidencing  indebtedness  for borrowed or loaned  money in  excess  of  $50,000  or  more,  including  guarantees  of such indebtedness,  or (v) which,  if  breached  by Pubco in such a manner  would (A)
permit any other party to cancel or terminate  the same (with or without  notice of passage of time) or (B)  provide a basis for any other  party to claim  money damages  (either  individually  or in the  aggregate  with all other such claims under that contract) from Pubco or (C) give rise to a right of  acceleration  of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

     m.  Properties.  Pubco has valid land use rights for all real property that is material to its  business  and good,  clear and  marketable  title to all the tangible properties and tangible assets reflected in the latest balance sheet as being owned by Pubco or acquired after the date thereof which are,  individually or in the aggregate,  material to Pubco's  business  (except  properties sold or otherwise  disposed  of  since  the  date  thereof  in the  ordinary  course  of business), free and clear of all material liens, encumbrances,  claims, security interest,  options and restrictions of any nature whatsoever.  Any real property and  facilities  held  under  lease  by  Pubco  are  held by them  under  valid, subsisting and  enforceable  leases of which Pubco is in  compliance,  except as could not,  individually or in the aggregate,  have or reasonably be expected to result in a material adverse effect.

     n.  Intellectual  Property.  Pubco  owns  or has  valid  rights  to use the
Trademarks, trade names, domain names, copyrights,  patents, logos, licenses and computer  software programs  (including,  without  limitation,  the source codes thereto)  that are  necessary  for the  conduct  of its  business  as now  being conducted. All of Pubco's licenses to use Software programs are current and have been paid for the appropriate  number of users. To the knowledge of Pubco,  none of Pubco's  Intellectual  Property or Pubco License Agreements infringe upon the rights  of any  third  party  that may give  rise to a cause of  action or claim against Pubco or its successors.  The term "PUBCO LICENSE  AGREEMENTS" means any license  agreements  granting  any right to use or practice any rights under any
Intellectual  Property  (except for such agreements for  off-the-shelf  products that are generally available for less than $10,000), and any written settlements relating  to any  Intellectual  Property,  to which  the  Company  is a party or otherwise bound.

     o. Board  Determination.  The Board of Directors  of Pubco has  unanimously determined  that the terms of the Purchase are fair to and in the best interests of Pubco and its shareholders.

                                       11
     p. Undisclosed Liabilities.  Pubco has no liabilities or obligations of any nature  (whether  fixed or unfixed,  secured or unsecured,  known or unknown and whether absolute,  accrued,  contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Pubco SEC Documents incurred in the ordinary course of business.

     q. Full Disclosure. All of the representations and warranties made by Pubco in this Agreement, and all statements set forth in the certificates delivered by
Pubco at the Closing pursuant to this Agreement,  are true, correct and complete in all material  respects and do not contain any untrue  statement of a material fact or omit to  state  any  material  fact  necessary  in  order  to make  such representations,  warranties or statements,  in light of the circumstances under which they were made, misleading. The copies of all documents furnished by Pubco pursuant to the terms of this Agreement are complete and accurate  copies of the
original  documents.  The  schedules,   certificates,  and  any  and  all  other
statements and information,  whether furnished in written or electronic form, to the  Company  or its  representatives  by or on  behalf  of Pubco  and the Pubco
Stockholders  in  connection  with the  negotiation  of this  Agreement  and the transactions  contemplated  hereby do not contain any material  misstatement  of fact  or omit to  state a  material  fact  or any  fact  necessary  to make  the statements contained therein not misleading.

     2.03 REPRESENTATIONS AND WARRANTIES OF THE SELLING SHAREHOLDER. The Selling
Shareholder represents and warrants to Pubco as follows:

     a. Ownership of the Shares.  The Selling  Shareholder  owns Ninety Nine and
99/100 percent (99.99%) of the issued and outstanding shares of capital stock of the Company, free and clear of all liens, claims, rights, charges, encumbrances, and security interests of whatsoever nature or type.

     b.  Power  of  Selling  Shareholder  to  Execute  Agreement.   The  Selling
Shareholder has the full right,  power, and authority to execute,  deliver,  and perform this  Agreement,  and this Agreement is the legal binding  obligation of the Selling  Shareholder and is enforceable  against the Selling  Shareholder in accordance  with its terms,  except that (i) such  enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter  in effect  relating  to  creditors'  rights,  and (ii) the  remedy of specific  performance and injunctive and other forms of equitable  relief may be subject to equitable  defenses and to the  discretion  of the court before which any proceeding therefore may be brought.

     c.  Agreement  Not  in  Breach  of  Other  Instruments   Affecting  Selling
Shareholder.  The execution and delivery of this Agreement,  the consummation of the transactions  hereby  contemplated,  and the fulfillment of the terms hereof will not  result in the breach of any term or  provisions  of, or  constitute  a default  under,  or conflict with, or cause the  acceleration  of any obligation under any agreement or other  instrument of any description to which the Selling
Shareholder  is a party or by which the  Selling  Shareholder  is bound,  or any judgment, decree, order, or award of any court, governmental body, or arbitrator or any applicable law, rule, or regulation.

     d. Accuracy of Statements.  Neither this Agreement nor any statement, list, certificate,  or any other agreement  executed in connection with this Agreement or other information  furnished or to be furnished by the Selling Shareholder to
Pubco in connection with this Agreement or any of the transactions  contemplated hereby contains or will contain an untrue  statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein  or  therein,  in light of  circumstances  in which  they are  made,  not misleading.

                                       12
                                   ARTICLE III
           COVENANTS RELATING TO CONDUCT OF BUSINESS PRIOR TO EXCHANGE

     3.01 CONDUCT OF THE COMPANY AND PUBCO.  From the date of this Agreement and until the Closing Date, or until the prior  termination of this  Agreement,  the
Company and Pubco shall not, unless mutually agreed to in writing:

     a. engage in any  transaction,  except in the normal and ordinary course of business, or create or suffer to exist any lien or other encumbrance upon any of their  respective  assets or which will not be  discharged  in full prior to the
Closing Date;

     b. sell,  assign or otherwise  transfer any of their  assets,  or cancel or compromise  any debts or claims  relating to their  assets,  other than for fair value, in the ordinary course of business, and consistent with past practice;

     c. fail to use reasonable efforts to preserve intact their present business organizations,  keep available the services of their  employees and preserve its
material  relationships  with  customers,   suppliers,   licensors,   licensees,
distributors and others,  to the end that its good will and ongoing business not be impaired prior to the Closing Date;

     d. except for matters related to complaints by former employees  related to wages, suffer or permit any material adverse change to occur with respect to the
Company and Pubco or their business or assets; or

     e. make any material change with respect to their business in accounting or bookkeeping methods, principles or practices, except as required by GAAP.

                                   ARTICLE IV
                       ADDITIONAL AGREEMENTS AND COVENANTS

     4.01 ACCESS TO INFORMATION; CONFIDENTIALITY.

     a. The Company  shall,  and shall cause its officers,  employees,  counsel, financial  advisors  and  other  representatives  to,  afford  to Pubco  and its representatives reasonable access during normal business hours during the period prior  to the  Closing  Date  to its  and to the  Company's  properties,  books, contracts,  commitments,  personnel  and records and,  during such  period,  the
Company shall, and shall cause its officers,  employees and  representatives to, furnish promptly to Pubco all information  concerning its business,  properties, financial condition,  operations and personnel as such other party may from time to time reasonably request.  For the purposes of determining the accuracy of the representations and warranties of Pubco set forth herein and compliance by Pubco of its obligations hereunder, during the period prior to the Closing Date, Pubco shall provide the Company and its representatives  with reasonable access during
normal  business  hours  to  its  properties,  books,  contracts,   commitments,
personnel  and records as may be  necessary to enable the Company to confirm the accuracy of the  representations  and  warranties  of Pubco set forth herein and compliance by Pubco of its obligations hereunder, and, during such period, Pubco shall, and shall cause its officers,  employees and  representatives to, furnish promptly to the Company  upon its request (i) a copy of each  report,  schedule, registration  statement  and  other  document  filed by it  during  such  period pursuant to the  requirements  of federal or state  securities laws and (ii) all other  information  concerning its business,  properties,  financial  condition, operations  and  personnel as such other party may from time to time  reasonably request. Except as required by law, each of the Company and Pubco will hold, and will cause its respective directors, officers, employees,  accountants, counsel, financial  advisors  and  other  representatives  and  affiliates  to hold,  any nonpublic information in confidence.

                                       13
     b. No  investigation  pursuant  to  this  Section  4.01  shall  affect  any representations  or  warranties of the parties  herein or the  conditions to the obligations of the parties hereto.

     4.02 BEST EFFORTS.  Upon the terms and subject to the  conditions set forth in this  Agreement,  each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things  necessary,  proper or advisable to  consummate  and make  effective,  in the most  expeditious  manner practicable,  the  Exchange  and the  other  transactions  contemplated  by this
Agreement. Pubco and the Company shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Exchange.

     4.03 PUBLIC ANNOUNCEMENTS.  Pubco, on the one hand, and the Company, on the other hand, will consult with each other before issuing,  and provide each other the  opportunity  to review and comment upon,  any press release or other public statements with respect to the  transactions  contemplated by this Agreement and shall not issue any such press release or make any such public  statement  prior to such  consultation,  except as may be  required  by  applicable  law or court process.  The  parties  agree that the initial  press  release or releases to be issued with respect to the transactions  contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

     4.04  EXPENSES.  All costs and expenses  incurred in  connection  with this
Agreement and the  transactions  contemplated  hereby shall be paid by the party incurring such expenses.

     4.05 NO  SOLICITATION.  Except as  previously  agreed to in  writing by the other party,  neither the Company nor Pubco shall authorize or permit any of its officers, directors, agents,  representatives,  or advisors to solicit, initiate or encourage  or take any action to  facilitate  the  submission  of  inquiries, proposals  or offers  from any  person  relating  to any matter  concerning  any exchange,  merger,  consolidation,  business  combination,  recapitalization  or similar transaction involving the Company or Pubco, respectively, other than the transaction  contemplated  by  this  Agreement  or  any  other  transaction  the consummation of which would or could reasonably be expected to impede, interfere with,  prevent or delay the  Exchange  or which  would or could be  expected  to dilute  the  benefits  to  either  the  Company  or  Pubco  of the  transactions contemplated hereby. The Company or Pubco will immediately cease and cause to be terminated  any  existing  activities,  discussions  and  negotiations  with any parties conducted heretofore with respect to any of the foregoing.

     4.06 POST-CLOSING  CAPITALIZATION.  At the Closing,  the authorized capital stock of Pubco shall consist of  300,000,000  shares of Pubco Common  Stock,  of which  59,000,000  shares of Pubco Common Stock will be issued and  outstanding, and  25,000,000  shares of Pubco  Preferred  Stock,  of which no shares of Pubco
Preferred Stock will be outstanding.

                                    ARTICLE V
                              CONDITIONS PRECEDENT

     5.01  CONDITIONS TO EACH PARTY'S  OBLIGATION  TO EFFECT THE  EXCHANGE.  The
obligation  of each party to effect the Purchase and  otherwise  consummate  the transactions  contemplated by this Agreement is subject to the satisfaction,  at or prior to the Closing, of each of the following conditions:

     a. No Restraints.  No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Exchange shall have been issued by any court of  competent  jurisdiction  or any other  Governmental
Entity having  jurisdiction  and shall remain in effect,  and there shall not be any applicable legal  requirement  enacted,  adopted or deemed applicable to the
Purchase that makes consummation of the Purchase illegal.

     b.  Governmental   Approvals.   All   authorizations,   consents,   orders,
declarations or approvals of, or filings with, or terminations or expirations of waiting periods imposed by, any Governmental  Entity having  jurisdiction  which the  failure to obtain,  make or occur would have a material  adverse  effect on
Pubco or the Company shall have been obtained, made or occurred.

                                       14
     c. No Litigation. There shall not be pending or threatened any suit, action or proceeding before any court,  Governmental Entity or authority (i) pertaining to the  transactions  contemplated by this Agreement or (ii) seeking to prohibit or  limit  the  ownership  or  operation  by the  Company,  Pubco  or any of its subsidiaries,  or to dispose of or hold  separate  any  material  portion of the business or assets of the Company or Pubco.

     d. Shareholder Approval. The shareholders of the Company shall have adopted and approved this Agreement and the Purchase in accordance with applicable law.

     e. Stock  Transfer  Form.  The  Selling  Shareholder  and Pubco  shall have executed and delivered a Share Transfer Form pursuant to section  108(1A) of the
Companies Act,  1956,  which Share Transfer Form shall be executed in accordance with all  applicable  law and shall  effect the  transfer of the Shares from the
Selling Shareholder to Pubco.

     5.02 CONDITIONS  PRECEDENT TO OBLIGATIONS OF PUBCO. The obligation of Pubco to effect the Purchase and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction,  at or prior to the Closing,  of each of the following conditions:

     a.  Representations,  Warranties and  Covenants.  The  representations  and warranties of the Company and the Selling Shareholder in this Agreement shall be true and correct in all material respects (except for such  representations  and warranties  that are qualified by their terms by a reference to  materiality  or material adverse effect,  which  representations  and warranties as so qualified shall be true and correct in all  respects)  both when made and on and as of the
Closing  Date,  and (ii) the  Company  and the  Selling  Shareholder  shall have performed and complied in all material respects with all covenants,  obligations and conditions of this  Agreement  required to be performed and complied with by each of them prior to the Closing Date.

     b.  Consents.  Pubco shall have  received  evidence,  in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations,  qualifications and orders of governmental authorities and other third  parties as necessary in  connection  with the  transactions  contemplated hereby have been obtained.

     c.  Officer's  Certificate  of the  Company.  Pubco  shall have  received a certificate  executed  on behalf of the Company by an  executive  officer of the
Company confirming that the conditions set forth in Sections 5.02(a) and 5.02(d)
have been satisfied.

     d. No Material Adverse Change.  There shall not have occurred any change in the  business,  condition  (financial  or  otherwise),  results of operations or assets  (including  intangible  assets)  and  properties  of the  Company  that, individually  or in the  aggregate,  could  reasonably  be  expected  to  have a material adverse effect on the Company.

     e. Audited Financial Statements. The Company shall have completed and Pubco shall have received from the Company audited financial  statements  (including a balance  sheet and income  statements)  and  proforma  financial  statements  as required to be filed by Pubco pursuant to the Exchange Act.

     f.  Secretary's  Certificate  of the Company.  Pubco shall have  received a certificate,  dated as of the Closing  Date,  from the  Secretary of the Company
(Secretary in  whole-time  practice)  certifying  (i) as to the  incumbency  and signatures of the officers of the Company who shall  execute this  Agreement and documents at the Closing and (ii) that  attached  thereto is a true and complete copy of (A) the articles or certificate of  organization  of the Company and all amendments  thereto,  (B) the  bylaws,  corporate  governance  or other  charter

                                       15
document of the Company and all amendments  thereto,  and (C) resolutions of the
Board of Directors of the Company and the Selling  Shareholder  authorizing  the execution, delivery and performance of this Agreement by the Company.

     g. Due Diligence  Investigation.  Pubco shall be reasonably  satisfied with the results of its due  diligence  investigation  of the Company in its sole and absolute discretion.

     5.03 CONDITIONS  PRECEDENT TO OBLIGATION OF THE COMPANY.  The obligation of the Company to effect the Purchase and  otherwise  consummate  the  transactions contemplated  by this Agreement is subject to the  satisfaction,  at or prior to the Closing, of each of the following conditions:

     a.  Representations,  Warranties and  Covenants.  The  representations  and warranties of Pubco in this Agreement  shall be true and correct in all material respects (except for such  representations  and warranties that are qualified by their terms by a reference to  materiality  or material  adverse  effect,  which representations  and warranties as so qualified shall be true and correct in all respects) both when made and on and as of the Closing Date, and (ii) Pubco shall have  performed  and  complied  in all  material  respects  with all  covenants, obligations  and  conditions  of this  Agreement  required to be  performed  and complied with by it prior to the Closing Date.

     b.  Consents.  The  Company  shall  have  received  evidence,  in form  and substance reasonably satisfactory to it, that such licenses,  permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other  third  parties  as  necessary  in  connection  with the  transactions contemplated hereby have been obtained.

     c.  Officer's  Certificate  of Pubco.  The  Company  shall have  received a certificate  executed  on  behalf  of Pubco by an  executive  officer  of Pubco, confirming  that the conditions  set forth in Sections  5.03(a) and 5.03(d) have been satisfied.

     d. No Material Adverse Change.  There shall not have occurred any change in the  business,  condition  (financial  or  otherwise),  results of operations or assets (including intangible assets) and properties of Pubco that,  individually or in the  aggregate,  could  reasonably be expected to have a material  adverse effect on Pubco.

     e. Board  Resolutions.  The Company  shall have received  resolutions  duly adopted by Pubco's  Board of Directors  approving  the  execution,  delivery and performance of the Agreement and the transactions contemplated by the Agreement.

     f.  Current  Report.  Pubco  shall file a Form 8-K with the SEC within four business days of the Closing Date containing information about the Purchase.

     g. Due Diligence  Investigation.  The Company shall be reasonably satisfied with the  results of its due  diligence  investigation  of Pubco in its sole and absolute discretion.

                                   ARTICLE VI
                        TERMINATION, AMENDMENT AND WAIVER

     6.01  TERMINATION.  This  Agreement may be terminated  and abandoned at any time prior to the Closing Date of the Purchase:

     a. by mutual written consent of Pubco and the Company;

     b. by either  Pubco or the Company if any  Governmental  Entity  shall have issued an  order,  decree  or  ruling  or taken  any  other  action  permanently enjoining,  restraining  or otherwise  prohibiting  the Purchase and such order, decree, ruling or other action shall have become final and nonappealable;

     c. by  either  Pubco or the  Company  if the  Purchase  shall not have been consummated  on or before August 31, 2013 (other than as a result of the failure of the party  seeking to terminate  this  Agreement  to perform its  obligations under this Agreement required to be performed at or prior to the Closing Date);

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
     d. by Pubco, if a material  adverse change shall have occurred  relative to the Company (and not curable within thirty (30) days);

     e. by the Company if a material adverse change shall have occurred relative to Pubco (and not curable within thirty (30) days);

     f. by Pubco,  if the  Company  willfully  fails to perform in any  material respect any of its material obligations under this Agreement; or

     g. by the  Company,  if Pubco  willfully  fails to perform in any  material respect any of its obligations under this Agreement.

     6.02 EFFECT OF  TERMINATION.  In the event of termination of this Agreement by either the Company or Pubco as provided in Section 6.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Pubco or the Company, other than the provisions of the last sentence of Section  4.01(a) and this  Section  6.02.  Nothing  contained in this Section shall  relieve  any party for any  breach  of the  representations,  warranties, covenants or agreements set forth in this Agreement.

     6.03  AMENDMENT.  This Agreement may not be amended except by an instrument in writing  signed on behalf of each of the parties upon  approval by the party, if such party is an individual,  and upon approval of the Boards of Directors of each of the parties that are corporate entities.

     6.04 EXTENSION;  WAIVER.  Subject to Section 6.01(c),  at any time prior to the Closing Date, the parties may (a) extend the time for the performance of any of  the  obligations  or  other  acts  of  the  other  parties,  (b)  waive  any inaccuracies in the representations  and warranties  contained in this Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the  agreements  or  conditions  contained  in this  Agreement.  Any agreement on the part of a party to any such  extension or waiver shall be valid only if set forth in an  instrument  in writing  signed on behalf of such party.
The  failure of any party to this  Agreement  to assert any of its rights  under this Agreement or otherwise shall not constitute a waiver of such rights.

     6.05 RETURN OF DOCUMENTS. In the event of termination of this Agreement for any  reason,  Pubco and the  Company  will  return to the other party all of the other party's  documents,  work papers,  and other materials  (including copies)
relating to the  transactions  contemplated in this Agreement,  whether obtained before or after execution of this Agreement.  Pubco and the Company will not use any  information  so obtained from the other party for any purpose and will take all reasonable steps to have such other party's information kept confidential.

                                   ARTICLE VII
                       INDEMNIFICATION AND RELATED MATTERS

     7.01 SURVIVAL OF REPRESENTATIONS  AND WARRANTIES.  The  representations and warranties in this  Agreement or in any  instrument  delivered  pursuant to this
Agreement shall survive until twelve (12) months after the Closing Date.

     7.02 INDEMNIFICATION.

     a. Pubco shall  indemnify and hold the Selling  Shareholder and the Company harmless for, from and against any and all  liabilities,  obligations,  damages, losses,  deficiencies,  costs, penalties,  interest and expenses (including, but not  limited  to,  any  and  all  expenses  whatsoever  reasonably  incurred  in investigating,  preparing  or  defending  against any  litigation,  commenced or threatened, or any claim whatsoever) (collectively, "LOSSES") to which Pubco may become subject  resulting from or arising out of any breach of a representation, warranty or covenant made by Pubco as set forth herein.

     b. The Company and the Selling Shareholder shall jointly indemnify and hold
Pubco and Pubco's officers and directors  ("PUBCO'S  REPRESENTATIVES")  harmless
for,   from  and   against  any  and  all  Losses  to  which  Pubco  or  Pubco's
Representatives  may become  subject  resulting  from or arising  out of (1) any breach of a  representation,  warranty  or  covenant  made by the Company or the
Selling  Shareholder as set forth herein; or (2) any and all liabilities arising out of or in connection  with: (A) any of the assets of the Company prior to the
Closing; or (B) the operations of the Company prior to the Closing.

                                       17
     7.03  NOTICE  OF  INDEMNIFICATION.   Promptly  after  the  receipt  by  any
indemnified party (the "INDEMNITEE") of notice of the commencement of any action or proceeding  against such Indemnitee,  such Indemnitee  shall, if a claim with respect  thereto  is  or  may  be  made  against  any  indemnifying  party  (the
"INDEMNIFYING PARTY") pursuant to this Article VII, give such Indemnifying Party written  notice of the  commencement  of such action or proceeding and give such
Indemnifying  Party a copy of such claim and/or process and all legal  pleadings in connection  therewith.  The failure to give such notice shall not relieve any
Indemnifying Party of any of its indemnification  obligations  contained in this
Article VII, except where,  and solely to the extent that, such failure actually
and  materially   prejudices  the  rights  of  such  Indemnifying   Party.  Such
Indemnifying  Party  shall  have,  upon  request  within  thirty (30) days after receipt of such notice,  but not in any event after the settlement or compromise of such  claim,  the right to defend,  at its own expense and by its own counsel reasonably acceptable to the Indemnitee,  any such matter involving the asserted
liability  of  the  Indemnitee;   provided,  however,  that  if  the  Indemnitee
determines  that there is a reasonable  probability  that a claim may materially and  adversely  affect  it,  other  than  solely as a result  of money  payments required to be reimbursed in full by such Indemnifying  Party under this Article
VII or if a conflict of interest exists between  Indemnitee and the Indemnifying
Party, the Indemnitee shall have the right to defend,  compromise or settle such claim or suit; and, provided,  further, that such settlement or compromise shall not, unless consented to in writing by such Indemnifying  Party, which shall not be unreasonably withheld, be conclusive as to the liability of such Indemnifying
Party to the Indemnitee.  In any event, the Indemnitee,  such Indemnifying Party and its counsel shall  cooperate in the defense  against,  or compromise of, any such asserted  liability,  and in cases where the Indemnifying  Party shall have assumed the defense,  the Indemnitee  shall have the right to participate in the defense of such asserted liability at the Indemnitee's own expense. In the event that such  Indemnifying  Party  shall  decline to  participate  in or assume the defense of such action, prior to paying or settling any claim against which such
Indemnifying  Party is, or may be, obligated under this Article VII to indemnify an Indemnitee,  the Indemnitee shall first supply such Indemnifying Party with a copy of a final court judgment or decree  holding the Indemnitee  liable on such claim or,  failing  such  judgment or decree,  the terms and  conditions  of the settlement or compromise of such claim. An  Indemnitee's  failure to supply such final court  judgment or decree or the terms and  conditions  of a settlement or compromise to such Indemnifying  Party shall not relieve such Indemnifying Party of any of its indemnification  obligations contained in this Article VII, except where,  and solely to the extent  that,  such failure  actually  and  materially prejudices the rights of such Indemnifying  Party. If the Indemnifying  Party is defending the claim as set forth above,  the  Indemnifying  Party shall have the right to settle the claim only with the consent of the Indemnitee.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

     8.01 NOTICES. Any and all notices and other communications  hereunder shall be in writing and shall be deemed duly given to the party to whom the same is so delivered,  sent or mailed at addresses and contact  information set forth below
(or at such other address for a party as shall be specified by like notice.) Any and all notices or other  communications or deliveries  required or permitted to be provided  hereunder  shall be deemed given and  effective on the earliest of:
(a) on the date of  transmission,  if such notice or  communication is delivered via facsimile at the facsimile  number set forth on the signature pages attached hereto prior to 5:30 p.m.  (Pacific Standard Time) on a business day, (b) on the
next  business  day  after  the  date  of   transmission,   if  such  notice  or
communication  is delivered via  facsimile at the facsimile  number set forth on the signature pages attached hereto on a day that is not a business day or later than 5:30 p.m.  (Pacific  Standard  Time) on any business day, (c) on the second business day following the date of mailing,  if sent by a nationally  recognized overnight courier service,  or (d) if by personal delivery,  upon actual receipt by the party to whom such notice is required to be given.

                                       18
     If to Pubco:

     Guar Global Ltd.
     407 E. Louisiana Street
     McKinney TX 75069
     Attention: Chief Executive Officer
     Telephone:  (214) 380-9677

     with a copy to:

     Greenberg Traurig, LLP
     Attention: Mark C. Lee, Esq.
     1201 K Street, Suite 1100
     Sacramento, California 95814
     Telephone:  (916) 442-1111
     Facsimile:  (916) 448-1709

     If to the Company:

     Pure Guar India Private Limited
     c/o President
     C-1/16, Opposite Happy School, Darya Ganj
     New Delhi - 110002
     Delhi, India

     All Notices to the Selling Shareholder shall be sent "care of" the Company.

     8.02 DEFINITIONS. For purposes of this Agreement:

     a. an  "affiliate"  of any person  means  another  person that  directly or indirectly,  through one or more intermediaries,  controls, is controlled by, or is under common control with, such first person;

     b. "material  adverse change" or "material adverse effect" means, when used in  connection  with the  Company  or Pubco,  any change or effect  that  either individually  or in the  aggregate  with all other  such  changes  or effects is materially adverse to the business, assets, properties,  condition (financial or otherwise) or results of operations of such party and its subsidiaries  taken as a whole (after  giving  effect in the case of Pubco to the  consummation  of the
Purchase);

     c.  "ordinary  course of business"  means the  ordinary  course of business consistent with past custom and practice (including with respect to quantity and frequency);

     d. "person" means an individual,  corporation,  partnership, joint venture, association, trust, unincorporated organization or other entity;

     e. "subsidiary" of any person means another person, an amount of the voting securities,  other voting ownership or voting partnership  interests of which is sufficient  to elect at least a  majority  of its  board of  directors  or other governing body (or, if there are no such voting  interests,  fifty percent (50%)
or more of the equity  interests of which) that is owned  directly or indirectly by such first person; and

     f. "security interest" means any mortgage, pledge, lien, encumbrance,  deed of trust, lease, charge,  right of first refusal,  easement,  servitude,  proxy,

                                       19
voting trust or agreement, transfer restriction under any shareholder or similar
agreement  or  any  other  security   interest,   other  than  (a)   mechanic's,
materialmen's,  and similar liens, (b) statutory liens for taxes not yet due and payable,  (c) purchase  money liens and liens  securing  rental  payments  under capital lease arrangements,  (d) pledges or deposits made in the ordinary course of business in connection with workers' compensation,  unemployment insurance or other  similar  social  security  legislation;  and (e)  encumbrances,  security deposits or reserves required by law or by any Governmental Entity.

     8.03  INTERPRETATION.  When a  reference  is made in  this  Agreement  to a
Section,  Exhibit or Schedule,  such  reference  shall be to a Section of, or an
Exhibit or Schedule to, this Agreement unless otherwise indicated.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation  of this Agreement.  Whenever the words
"include,"  "includes" or "including" are used in this Agreement,  they shall be deemed to be followed by the words "without limitation."

     8.04 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the
other  agreements  referred  to herein  constitute  the  entire  agreement,  and supersede all prior agreements and understandings,  both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not  intended to confer upon any person  other than the parties any rights or remedies.

     8.05 GOVERNING  LAW. This Agreement  shall be governed by, and construed in accordance  with,  the laws of the State of Nevada,  regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     8.06 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations  under this  Agreement  shall be assigned,  in whole or in part,  by operation of law or otherwise  by any of the parties  without the prior  written consent of the other parties.  Subject to the preceding sentence, this Agreement will be  binding  upon,  inure to the  benefit  of, and be  enforceable  by, the parties and their respective successors and assigns.

     8.07 ENFORCEMENT.  The parties agree that irreparable damage would occur in the event that any of the  provisions  of this  Agreement  were not performed in accordance  with  their  specific  terms  or  were  otherwise  breached.  It  is accordingly  agreed that the  parties  shall be  entitled  to an  injunction  or injunctions to prevent  breaches of this  Agreement and to enforce  specifically the terms and  provisions  of this  Agreement in any court of the United  States located in the State of Nevada,  this being in addition  to any other  remedy to which they are entitled at law or in equity.  In  addition,  each of the parties hereto  (a) agrees  that it will not  attempt  to deny or defeat  such  personal jurisdiction  or venue by motion or other request for leave from any such court, and (b) agrees that it will not bring any action  relating to this  Agreement or any of the transactions  contemplated by this Agreement in any state court other than such court.

     8.08  SEVERABILITY.  Whenever  possible,  each  provision or portion of any provision  of  this  Agreement  will be  interpreted  in  such  manner  as to be effective and valid under  applicable law but if any provision or portion of any provision of this Agreement is held to be invalid,  illegal or  unenforceable in any  respect  under  any  applicable  law  or  rule  in any  jurisdiction,  such invalidity,  illegality or unenforceability  will not affect any other provision or portion of any provision in such  jurisdiction,  and this  Agreement  will be reformed,  construed  and  enforced  in such  jurisdiction  as if such  invalid, illegal or  unenforceable  provision or portion of any  provision had never been contained herein.

     8.09 COUNTERPARTS.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than

                                       20
one party, but all such counterparts  taken together will constitute one and the same Agreement.  This Agreement, to the extent delivered by means of a facsimile machine or electronic mail (any such delivery, an "ELECTRONIC DELIVERY"),  shall be treated in all manner and respects as an original agreement or instrument and shall be  considered  to have the same  binding  legal  effect as if it were the original signed version thereof delivered in person. At the request of any party hereto,  each other party  hereto  shall  re-execute  original  forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic  Delivery to deliver a signature or the fact that any signature or agreement or  instrument  was  transmitted  or  communicated  through the use of
Electronic  Delivery as a defense to the formation of a contract,  and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.

     8.10  ATTORNEYS  FEES.  In the event any suit or other legal  proceeding is brought for the  enforcement  of any of the  provisions of this  Agreement,  the parties hereto agree that the  prevailing  party or parties shall be entitled to recover  from the other  party or  parties  upon  final  judgment  on the merits reasonable  attorneys' fees, including attorneys' fees for any appeal, and costs incurred in bringing such suit or proceeding.

     8.11 CURRENCY.  All references to currency in this Agreement shall refer to the lawful currency of the United States of America.

     IN WITNESS  WHEREOF,  the undersigned  have executed,  or have caused their duly authorized  officers to execute,  this Agreement as of the date first above written.

                     Pubco:

                     Guar Global Ltd.

                     By: /s/ Michael C. Shores
                        -----------------------------------
                        Michael C. Shores
                        Chief Executive Officer

                     Company:

                     Pure Guar India Private Limited

                     By: /s/ Amit Seth
                        -----------------------------------
                        Amit Seth
                        Director

                     Selling Shareholder:

                     /s/ Amit Seth
                     --------------------------------------
                     Amit Seth

                  [Signature Page to Stock Purchase Agreement]

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